Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

FactSet Enters into Definitive Agreement to Sell its Market Metrics Business

NORWALK, Conn., May 23, 2016 - FactSet Research Systems Inc. (NYSE: FDS | NASDAQ: FDS), a leading provider of integrated financial information and analytical applications, today announced that it has entered into a definitive agreement to sell its market research business focused on advisor-sold investments and insurance, consisting of Market Metrics and Matrix Solutions, to Asset International, a portfolio company of Genstar Capital. The total purchase price is approximately $165 million, subject to certain working capital adjustments, with an additional earn-out of $10 million based on the achievement of certain growth targets over the next two years.

“This transaction is consistent with our long-term strategic direction and our commitment to delivering value to our shareholders,” said Phil Snow, Chief Executive Officer of FactSet. “We appreciate the efforts of the dedicated employees who have grown Market Metrics and Matrix Solutions into industry leaders.”

Subject to regulatory approvals, the transaction is expected to close in FactSet’s fourth quarter of fiscal 2016, with the proceeds from the sale being primarily used for share repurchases under the Company’s existing program. On May 19, 2016, FactSet’s Board of Directors approved a $165 million expansion of the existing share repurchase program. The sale is not expected to have a material impact on FactSet’s fourth quarter fiscal 2016 or full-year fiscal 2017 results.

SunTrust Robinson Humphrey acted as financial advisor and Cravath, Swaine & Moore LLP acted as legal advisor to FactSet on this transaction.

About FactSet

FactSet delivers the world's best insight and information to investment professionals through superior analytics, service, content, and technology. More than 63,000 users make smarter investment decisions with FactSet's desktop analytics, mobile applications, and comprehensive data feeds. FactSet is also an honoree of Fortune's 100 Best Companies to Work For and a Best Workplace Award recipient in the United Kingdom and France. FactSet is listed on the New York Stock Exchange and NASDAQ (NYSE:FDS | NASDAQ:FDS).

Forward-looking Statements

This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "should," "indicates," "continues," "subscriptions" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to: the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company's leading technological position; the impact of global market trends on the Company's revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

Contact:

Rachel R. Stern

FactSet Research Systems Inc.

203.810.1000